Designer Brands Inc. Expands Board of Directors with Two New Members

COLUMBUS, Ohio, November 23, 2022 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of the world’s largest designers, producers and retailers of the most recognizable footwear and accessories, today announced two new appointments to its Board of Directors.

On November 17, 2022, Rich Paul and Tami J. Fersko were appointed to the Designer Brands Board of Directors as independent directors, effective immediately. Ms. Fersko was also named a member of both the Audit Committee and the Nominating and Corporate Governance Committee. Following these appointments, the Board now has eleven members, eight of whom are independent.

“As Designer Brands continues the next phase of its growth, I am thrilled to have Rich and Tami join our Board,” said Jay Schottenstein, Chairman of the Board. “Both bring extensive brand-building expertise and knowledge of the footwear industry to the table, competencies that will help us on our path to doubling sales of our Owned Brands. Rich’s place at the epicenter of culture as well as his vast knowledge of the sports industry will complement our athletic and athleisure strategy, while helping to continue attracting new and different consumers to Designer Brands. Additionally, Tami’s broad background in supply chain and operations will reinforce our efforts to be nimble and agile as we seek to consistently provide the best brands in footwear.”

“I am excited that Designer Brands is adding Rich and Tami’s expertise to our Board,” said Roger Rawlins, Chief Executive Officer of Designer Brands. “They bring a wealth of experience in areas directly applicable to our brand building journey and I look forward to working with them as we move this vision forward.”

Rich Paul is the CEO and founder of KLUTCH Sports Group, the powerhouse agency representing some of the biggest athletes across major professional sports. Paul founded KLUTCH Sports in 2012 in his hometown of Cleveland, Ohio, where he forged a unique and personal approach to representing top NBA talent – putting athletes first and empowering them to build careers and brands on and off the court. Paul also serves as United Talent Agency’s (UTA’s) Head of Sports and is an agency partner, and was appointed to UTA’s Board of Directors in 2020.

In 2019, Paul was named GQ’s “PowerBroker of the Year” and “The King Maker” on the cover of Sports Illustrated. In 2021, TIME recognized KLUTCH Sports on its first-ever list of TIME100 Most Influential Companies, and Variety recently named Paul to their “Variety500” list of the most influential business leaders shaping the global media industry. Paul is also credited with driving the reversal of the so-called “Rich Paul Rule,” which would have banned agents without a college degree from representing NCAA student athletes.

In 2021, Paul and three former Nike executives formed a company called ADOPT, a creative agency focused on sport, wellness, nutrition, tech and other consumer facing products. Paul joined the Board of Trustees of LACMA and the Board of Directors of Funko in 2022. Paul is also a minority partner of The SpringHill Company.

Tami J. Fersko currently serves as the Chief Operations and Supply Chain Officer for Centric Brands, a global leading lifestyle brand collective. Previously, Ms. Fersko served as President, LF Americas, a division of Li & Fung Limited, a $10 billion dollar Hong Kong based global supply chain corporation encompassing dual-gender, multi-classification private label portfolio servicing department store, mass, club, and off-price channels. The scope of her responsibilities spanned sales, design, merchandising, sourcing, operations, finance, and licensing/M&A. Her key accounts included Walmart, Costco, Target, Land’s End, Macy’s, Kohl’s and Amazon. Ms. Fersko managed a team of 250 professionals across six countries.

Prior to her role at Li & Fung, Ms. Fersko was the Executive Vice President, Finance and Operations of The Jones Group, where she managed a team of more than 100 finance and operations professionals, and was responsible for management reporting, M&A/divestitures, five-year strategic plan, annual budgeting process, monthly forecasting, retail planning/allocation, inventory purchasing controls, and licensee contract negotiations.

Ms. Fersko is a graduate of State University of New York at Buffalo.

About Designer Brands

Designer Brands is one of the world’s largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 650 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women’s, Men’s and Kid’s in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; risks that recent inflationary pressures, including higher freight costs, could have on our results of operations and customer demand based on pricing actions and operating measures taken to mitigate the impact of inflation; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, and the related impacts to consumer discretionary spending; our ability to execute on our long-term strategic plans; our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information systems; our ability to protect our reputation and to maintain the brands we license; our competitiveness with respect to style, price, brand availability, and customer service; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, and compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and in our other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com